Exhibit 10.2

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT,
MODIFICATION TO LOAN DOCUMENTS AND CONSENT

This Third Amendment to Loan and Security Agreement, Modification to Loan Documents, and Consent (this "Amendment") is entered into as of May 1, 2015, by and among MODERN SYSTEMS CORPORATION, a Delaware corporation, formerly known as BluePhoenix Solutions USA, Inc., a Delaware corporation ("Modern") and MS MODERNIZATION SERVICES, INC., a Texas corporation, formerly known as Sophisticated Business Systems, Inc., successor by merger to BP-AT Acquisition LLC, a Delaware limited liability company f/k/a BT-AT Acquisition Corporation, a Delaware corporation ("MS", and collectively with Modern, "Borrowers", and each individually, a "Borrower"), and Comerica Bank ("Bank").

RECITALS

WHEREAS, Borrowers and Bank are parties to that certain Loan and Security Agreement dated as of October 2, 2013 (as it may be amended from time to time, including without limitation, by that certain First Amendment to Loan and Security Agreement, Joinder and Modification to Loan Documents dated as of September 25, 2014, and that certain Omnibus Modification to Loan Documents and Consent dated as of January 8, 2015, the "Agreement");

WHEREAS, Borrowers have notified Bank that Zulu Software Inc. ("Zulu"), a wholly owned subsidiary of ModSys International Ltd., formerly known as Blue Phoenix Solutions Ltd., the Parent, will be merged with and into MS by April 30, 2015 pursuant to the Agreement and Plan of Merger dated as of April 23, 2015 between MS and Zulu, and its separate corporate existence will cease to exist as of such date, with MS continuing as the surviving corporation (the "Zulu Merger"), and Borrowers hereby request consent for the Zulu Merger under Section 7.3 of the Agreement;

WHEREAS, the parties desire to amend the Agreement further in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.            Amendments to Agreement.

(a)          Exhibit A to the Agreement is amended by amending and restating, as applicable, the following defined terms to read in their entirety as follows:

"Bank Expenses" mean all costs or expenses of Bank, or any other holder or owner of the Loan Documents (including, without limit, court costs, legal expenses and reasonable attorneys' fees and expenses, whether generated in-house or by outside counsel, whether or not suit is instituted, and, if suit is instituted, whether at trial court level, appellate court level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in connection with the preparation, negotiation, execution, delivery, amendment, administration, and performance, or incurred in collecting, attempting to collect under the Loan Documents or the Obligations, or incurred in defending the Loan Documents, or incurred in any other matter or proceeding relating to the Loan Documents or the Obligations; and reasonable Collateral audit fees.

"Parent" means ModSys International Ltd., formerly known as Blue Phoenix Solutions Ltd.

(b)         Borrower's address set forth in Section 10 is amended and restated to read in its entirety as follows:

"If to Borrower:	Modern Systems Corporation MS Modernization Services, Inc. 601 Union Street, Suite 4616 Seattle, WA 98101 Attn: Rick Rinaldo"

(c)         Section 13.9(i) of the Agreement is amended and restated to read in its entirety as follows:

"(i) to the parent, subsidiaries, or Affiliates and service providers of Bank in connection with their present or prospective business relations with Borrower,"

2.           Consent. Borrowers have advised Bank of its desire to consummate the Zulu Merger, notwithstanding the provisions of Section 7.3 of the Agreement. Bank consents to the Zulu Merger provided that no Event of Default has occurred, is continuing or would exist after giving effect to the Zulu Merger. The above consent is specific as to content and time, and except as set forth above, is not a waiver of any rights or remedies that Bank may have pursuant to any agreement or law as a result of any other violations past, present, or future of any agreement between the Borrowers and the Bank, and the Bank reserves all rights, powers and remedies available to it.

3.           Borrowers acknowledge and agree that upon the closing of the Merger, they shall provide to Bank all information reasonably requested by Bank in connection therewith.

4.           No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank's failure at any time to require strict performance by any Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

5.           Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

6.           Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment except to the extent such representation or warranty expressly relates to an earlier date, and that (except as set forth in the waiver letter between Borrowers and Bank dated as of the date hereof) no Event of Default has occurred and is continuing.

7.           As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)	this Amendment, duly executed by each Borrower;

(b)	all reasonable Bank Expenses incurred through the date of this Amendment, including a legal fee of $350, which may be debited from any of Borrower's accounts with Bank; and

(c)	such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

8.           This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, Borrowers and Bank have executed and delivered this Amendment as of the date first set forth above,

MODERN SYSTEMS CORPORATION, a Delaware corporation

By:	/s/ Rick Rinaldo	5/13/2015
Name:	Rick Rinaldo
Title:	Vice President

MS MODERNIZATION SERVICES, INC., a Texas corporation,

By:	/s/ Rick Rinaldo	5/13/2015
Name:	Rick Rinaldo
Title:	Vice President

COMERICA BANK

By:
Name:	Michael Fishback
Title:	Vice President

8.             This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, Borrowers and Bank have executed and delivered this Amendment as of the date first set forth above,

MODERN SYSTEMS CORPORATION, a Delaware corporation

By:
Name:	Rick Rinaldo
Title:	Vice President

MS MODERNIZATION SERVICES, INC., a Texas corporation,

By:
Name:	Rick Rinaldo
Title:	Vice President

COMERICA BANK

By:	/s/ Michael Fishback
Name:	Michael Fishback
Title:	Vice President